UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Magellan Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 E. Washington Street Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 642-1716

(Former Name or Former Address, if Changed Since Last Report): n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGLN	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Magellan Health, Inc., a Delaware corporation (“Magellan” or the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) on March 31, 2021, via live webcast, whereby holders of an aggregate of 20,537,954 shares of Magellan common stock, par value $0.01 per share, which represent 79.09% of the shares of Magellan common stock outstanding and entitled to vote as of the Special Meeting record date of February 12, 2021 (the “Record Date”), were present at the Special Meeting via the virtual meeting website or represented by proxy. A summary of the final voting results for the following proposals, each of which is described in detail in the Company’s definitive proxy statement dated February 19, 2021 and first mailed to the Company’s stockholders on or about February 19, 2021, is set forth below:

Proposal No. 1: The Proposal to Adopt the Merger Agreement.

As previously reported, on January 4, 2021, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), with Centene Corporation (“Centene”), a Delaware corporation, and Mayflower Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Centene (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Centene.

At the Special Meeting, the Company’s stockholders voted on and approved a proposal to adopt the Merger Agreement. The proposal was approved, having received “for” votes from holders of a majority of the outstanding shares of Magellan common stock entitled to vote on such proposal. The final voting results on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
20,445,110	4,222	88,622

Proposal No. 2: The Non-Binding Merger-Related Compensation Proposal.

At the Special Meeting, the Company’s stockholders voted on and approved a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. The non-binding Merger-related compensation proposal was approved, having received “for” votes from holders of a majority of shares of Magellan common stock present at the Special Meeting, whether via the virtual meeting website or represented by proxy, entitled to vote on such proposal. The final voting results on this proposal were as follows:

FOR	AGAINST	ABSTENTIONS
19,979,712	308,809	249,433

Proposal No. 3: Authority to Adjourn the Special Meeting.

Because stockholders holding at least a majority of shares of Magellan common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2021	MAGELLAN HEALTH, INC.

	By:	/s/ David Haddock
		Name:	David Haddock
		Title:	General Counsel and Secretary